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                               PROXY INFORMATION

                           [LINK]  VOTE YOUR PROXY
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In June, shareholders of certain AIM Funds were mailed a proxy statement asking for approval for some or all of the following proposals:

         (1) to make investment restriction language consistent across all AIM Funds;
         (2) to change fund investment policy language from fundamental to nonfundamental;
         (3) to approve a new advisory agreement;
         (4) to approve a new master sub-advisory agreement and to approve a new master sub-sub-advisory agreement;
         (5) to combine certain funds and transfer assets and liabilities;
         (6) the ratification of independent accountants; and
         (7) to elect twelve individuals to the Board of Trustees. The proxy statement contains disclosure information about the proposals for which votes are being solicited.

Please select one of the funds from the drop down menu below to read answers to common questions regarding your fund's proxy vote, to view Prospectuses and Annual Reports.

                               [DROPDOWN GRAPHIC]

         AIM Advisor Flex Fund
         AIM Basic Value Fund
         AIM Developing Markets Fund
         AIM Euroland Growth Fund
         AIM Floating Rate Fund
         AIM Global Consumer Products and Services Fund
         AIM Global Financial Services Fund
         AIM Global Health Care Fund
         AIM Global Infrastructure Fund
         AIM Global Resources Fund
         AIM Global Telecommunications and Technology Fund
         AIM Global Trends Fund
         AIM Japan Growth Fund
         AIM Latin American Growth Fund
         AIM Mid Cap Equity Fund
         AIM Small Cap Growth Fund
         AIM Strategic Income Fund
         AIM Tax-Exempt Bond Fund of Connecticut

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YOU MAY CAST YOUR VOTE BY ANY OF THE FOLLOWING METHODS:

                                   [GRAPHIC]


         Online Proxy Voting. You may vote your shares at [LINK] https://www.proxycard.com/aim2001 unless your shares are held through a broker, in which case you may vote your shares at [LINK] https://www.proxyvote.com.

         Complete and sign the proxy card and return it in the postage-paid envelope provided in the shareholder mailing.

         Call toll free 1-866-727-0852. Enter the 12-digit control number listed on the proxy card, then follow the recorded instructions.

However you chose to vote, it is important that you vote now to save the expense of additional solicitations.

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IF YOU HAVE ANY QUESTIONS...

If you have any questions on the proxy or the voting process, please contact your financial consultant or call AIM toll-free at 1.800.454.0327 any business day between 7:30 a.m. and 5:30 p.m. Central Time.

If we do not receive your vote after a reasonable amount of time, a representative from our proxy solicitation firm, Georgeson Shareholder Communications Inc. may contact you to remind you to exercise your right to vote.

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   [GRAPHIC] Copyright 2001 A I M Management Group Inc. All Rights Reserved.
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                                 HYPERLINK ALERT
                     YOU ARE LEAVING THE AIM FUNDS WEB SITE.


As a convenience to our users, the AIM Funds web site contains a link to other web sites that are created and maintained by other organizations.

AIM FUNDS DOES NOT CONTROL, CANNOT GUARANTEE, AND IS NOT RESPONSIBLE FOR THE ACCURACY, TIMELINESS, OR EVEN THE CONTINUED AVAILABILITY OR EXISTENCE OF THE INFORMATION CONTAINED ON THE WEB SITE YOU ARE ABOUT TO ENTER.

Access is provided for the convenience of online shareholder voting for the AIM Funds only and should not be construed as an offer, solicitation, recommendation, endorsement or approval by AIM Funds of any other products or services described in such other web sites.


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